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                                                                    EXHIBIT 23.5

                                 July 12, 1996



Board of Directors
JMC Group, Inc.
9710 Scranton Road, Suite 100
San Diego, California 92121

     Re:  Election of New Directors

Dear Sirs:

     The undersigned hereby consents to serve as a director of JMC Group, Inc. (the "Company") and consents to the use of the undersigned's name and biographical information in the Registration Statement on Form S-4 (File No. 333-05167), including the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission.

                                                     /s/ RONALD D. WALLACE
                                                     ---------------------
                                                     Ronald D. Wallace